EXHIBIT 21

SUBSIDIARIES OF REX AMERICAN RESOURCES CORPORATION

Name	State of Incorporation or Organization
Alistar Enterprises, LLC(1)	Delaware

AVA Acquisition Corp.	Delaware

REX Management, Inc.(2)	Ohio

Rex Acquisition, LLC(3)	Ohio

REX Carbon, LLC	Ohio

REX IP, LLC	Ohio

REX Marketing Group, LLC(4)	Ohio

RRC1, LLC(5)	Ohio

Farmers Energy Incorporated	Delaware

Farmers Energy Big River Holding, LLC(6)	Ohio

Farmers Energy Big River, LLC(7)	Ohio

Farmers Energy One Earth Holding, LLC(6)	Ohio

Farmers Energy One Earth, LLC(7)	Ohio

One Earth Energy, LLC(8)	Illinois

One Earth Sequestration, LLC(9)	Illinois

FEI Investment Incorporated	Delaware

Future Energy, LLC(10)	Ohio

FE-II, LLC(11)	Ohio

REX NuGen Holding, LLC(6)	South Dakota

REX NuGen, LLC(7)	South Dakota

NuGen Energy, LLC(8)	South Dakota

(1)	Wholly-owned subsidiary of RRC1, LLC

(2)	Wholly-owned subsidiary of AVA Acquisition Corp.

(3)	Wholly-owned subsidiary of REX Management, Inc.

(4)	Non-operating or inactive subsidiary.

(5)	AVA Acquisition Corp. owns a 95.35% percentage interest.

(6)	First-tier wholly-owned subsidiary of Farmers Energy Incorporated.

(7)	Second-tier wholly-owned subsidiary of Farmers Energy Incorporated.

(8)	Third-tier majority-owned subsidiary of Farmers Energy Incorporated.

(9)	Fourth-tier majority-owned subsidiary of Farmers Energy Incorporated.

(10)	Majority-owned subsidiary of REX IP, LLC.

(11)	Wholly-owned subsidiary of Future Energy, LLC.